EXHIBIT 99.1

CONTACT:  Eric Andrus

                       1-877-496-6704

ADELPHIA FORGES AGREEMENT WITH DIP LENDERS

FOR ACCESS TO $1.5 BILLION FACILITY

GREENWOOD VILLAGE, CO, May 28, 2003 – Adelphia Communications Corporation (OTC: ADELQ) announced today that the Company has reached agreement with the initial debtor in possession (DIP) lenders on the covenants for its $1.5 billion facility. In addition to the covenants, the lenders also approved Adelphia’s operating and capital budget through June 2004, enabling the Company to access the full $1.5 billion DIP facility.

William T. Schleyer, Adelphia’s Chairman and Chief Executive Officer, said, “We will utilize the DIP facility to rapidly implement our network upgrade plan, enabling Adelphia to offer advanced data and video services to more than 90% of homes passed by our network. By substantially expanding our network build out, we’ll be able to offer a robust set of valuable digital and broadband services to a greater number of customers across the 3,500 communities we serve. This agreement is another important step forward in our effort to rebuild Adelphia for the benefit of all stakeholders.”

About Adelphia

Adelphia Communications Corporation is the fifth-largest cable television company in the country. It serves 3,500 communities in 32 states and Puerto Rico, and offers analog and digital cable services, high-speed Internet access (Adelphia Power Link), and other advanced services.

Cautionary Statement Regarding Financial and Operating Data

As a result of actions taken by management of the Company during the time it was controlled by the Rigas family: (a) the Company has not yet completed its financial statements as of or for the years ended December 31, 2001 and December 31, 2002, or received its independent public accountants’ report thereon or filed with the Securities and Exchange Commission (the “Commission”) its Annual Report on Form 10-K for the years ended December 31, 2001 and December 31, 2002; (b) the Company’s former independent public accountants, Deloitte & Touche LLP, suspended their auditing work on the Company’s financial statements as of and for the year ended December 31, 2001 and withdrew their audit report with respect to the year ended December 31, 2000; (c) the Company has not yet completed its financial statements as of and for the three months ended March 31, 2003 or filed with the commission its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; (d) the Company has not yet completed its financial statements as of and for the three months ended March 31, 2002, June 30, 2002 or September 30, 2002, or filed with the Commission its Quarterly Report on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002; and (e) the Company expects to restate its financial statements for the years ended December 31, 1999 and 2000, and its interim financial statements for 2001 and possibly other periods. Effective March 4, 2003, the Company hired a new Chief Executive Officer and President and Chief Operating Officer. The new Chief Executive Officer replaced the interim Chief Executive Officer who, along with other members of the current management team, took control of the Company in May 2002. Current management has retained new independent auditors and begun the preparation of new financial statements for the periods in question. As a result of certain actions of Rigas management that the Company has previously disclosed, the Company is unable to predict at this time when such financial statements will be completed. In addition, current management believes that the public information provided by Rigas management on other matters of interest to investors, such as the Company’s rebuild percentage (the percentage of the Company’s cable television systems that the Company believes have been upgraded to current standards), was unreliable. As a result, the Company anticipates that it may have to supplement the financial and other information contained in its filings with the Commission and that such supplemental information may be material.

Cautionary Statement Regarding Forward Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements regarding the Company’s expected future financial position, results of operations, cash flows, restructuring and financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.

Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company’s filings with the Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Form 10-K for the year ended December 31, 2000, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled “Risk Factors” contained therein. Factors that may affect the plans or results of the Company include, without limitation: (a) the Company’s filing of a petition for relief under Chapter 11 of the United States Bankruptcy Code; (b) the results of litigation against the Company including the recently filed civil complaint by the Commission and the potential for a criminal indictment of the Company; (c) the effects of government regulations and the actions of local cable franchise authorities; (d) the availability of debtor-in-possession financing and surety bonds to support the Company’s operations; (e) the results of the Company’s internal investigation and the matters described above under “Cautionary Statement Regarding Financial and Operating Data”; (f) actions of the Company’s competitors; (g) the pricing and availability of equipment, materials, inventories and programming; (h) product acceptance and customer spending patterns; (i) the Company’s ability to execute on its business plans, to provide uninterrupted service to its customers and to conduct, expand and upgrade its networks; (j) technological developments; (k) matters relating to or in connection with the bankruptcy filing and proceedings of Tel-Cove, Inc. (formerly known as Adelphia Business Solutions, Inc.); (l) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (m) the movement of interest rates and the resulting impact on the Company’s interest obligations with respect to its pre-petition bank debt; and (n) the delisting of Adelphia Communications Corporation’s common stock by Nasdaq. Many of such factors are beyond the control of the Company and its management.

# # # #

2